Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the inclusion by reference in this registration statement on form S-8 of Mint Incorporation Limited of our report dated June 27, 2024, with respect to the consolidated financial statements of Mint Incorporation Limited for the years ended March 31, 2024 and 2023 which appears in Mint Incorporation Limited prospectus filed with the Securities and Exchange Commission.

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
March 28, 2025	Certified Public Accountants
PCAOB ID No. 1171